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                                                                   EXHIBIT 10.12

                          e-BUSINESS HOSTING AGREEMENT

This e-business Hosting Agreement ("Agreement") between International Business Machines Corporation ("IBM") and RECRUITSOFT, INC. ("Customer"), sets forth the terms and conditions under which IBM will provide web hosting and related services ("Services") to Customer. The Agreement includes the terms and conditions and the documents referenced herein ("Base Terms"), e-business hosting services order forms accepted by IBM ("Order Forms"), and applicable attachments referenced in Exhibit A of such Order Forms ("Attachments") including Attachments for Services options selected by Customer ("Service Option Attachments"). In the event of a conflict between the Base Terms and an Attachment or an Order Form, the Base Terms will prevail, except where an Attachment, Order Form, or a provision contained therein expressly states that it will prevail over the Base Terms.

1.0  DEFINITIONS

a. "Acceptable Use Policy" means the Acceptable Use Policy for IBM e-business Services, located on the Internet at www.ibm.com/services/e-business/aup.html, as of the Effective Date, and any subsequent modification in accordance with Section 12.2 below.

b. "Affiliates" means entities that control, are controlled by, or are under common control with a party to this Agreement.

c. "Base Components" means the hardware and software that IBM makes available, if any, as specified in Order Forms and associated Service Option Attachments.

d. "Content" means information, software, and data that Customer provides, including, without limitation, any hypertext markup language files, scripts, programs, recordings, sound, music, graphics, images, applets or servlets that Customer or its Subcontractors or Services Recipients create, install, upload or transfer in or through the e-business Hosting Environment and/or Customer Components.

e. "Content Administrator" means an employee or Subcontractor of Customer who is authorized by Customer to install, upload and/or maintain Content using a User Identification.

f. "Customer Components" means the hardware, software and other products, data and Content that Customer provides, including those specified in Service Option Attachments.

g. e-business Hosting Environment' means the Base Components and the IBM provided Internet access bandwidth, collectively.

h. "IBM e-business Hosting Center" means a facility used by IBM to provide Services.

i.   "Internet" means the public worldwide network of TCP/IP-based networks.

j. "Materials" means literary or other works of authorship (such as programs, program listings, programming tools, documentation, reports, drawings and similar works) that IBM may deliver to Customer as part of Services. "Materials" does not include licensed program products available under their own license agreements or Base Components.

k. "Required Consents" means any consents or approvals required to give IBM and its Subcontractors the right or license to access, use and/or modify in electronic form and in other forms, including derivative works, the Customer Components, without infringing the ownership or intellectual property rights of the providers, licensors, or owners of such Customer Components.

l. "Service Option Ready Date" means the date that IBM has notified Customer that IBM has completed the implementation activities specified in an applicable Service Option Attachment.

m. "Services Recipients" means any entities or individuals receiving or using the Services, or the results or products of the Services.

n. "Service Option Attachment Start Date" means the day after the date of the last signature on an Order Form authorizing the Services under an applicable Service Option Attachment.

o. "Subcontractor" means a contractor, vendor, agent, or consultant selected and retained by IBM or Customer, respectively.

p.   TCP/IP" means Transmission Control Protocol/Internet Protocol.

q. "User Identification" or "ID" means a string of characters that uniquely identifies a Content Administrator.

2.0  IBM SERVICES RESPONSIBILITIES

IBM will perform the Services described in applicable Attachments.

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3.0  TERM AND TERMINATION

3.1  TERM

This Agreement will be effective beginning on 12:01 a.m., Eastern Time, on the day after the date of last signature to these Base Terms ("Effective Date") and ending on the expiration and/or termination of all Service Option Attachments, unless the Agreement is terminated earlier in accordance with the terms herein. The term of each Service Option Attachment is as specified on the applicable Order Form.

3.2  RENEWAL

Each Service Option Attachment will renew for an additional one (1) year term upon the mutual agreement of Customer and IBM. The Customer must provide IBM written notice of its desire to renew. Such notice must be received by IBM at least thirty (30) days prior to the expiration of the then current term for the applicable Service Option Attachment.

3.3  TERMINATION FOR CAUSE

Customer or IBM may terminate this Agreement for material breach of this Agreement by the other upon written notice containing the specific nature and dates of the material breach. The breaching party will have thirty (30) days from receipt of notice to cure such breach, except for nonpayment by Customer, which must be cured within five (5) days from receipt of notice. If such breach has not been timely cured, then the non-breaching party may immediately terminate this Agreement upon written notice. In the event that Customer disputes, in good faith, any amount in an invoice, Customer shall notify IBM in writing of the amount of and basis for such dispute in writing within fifteen
(15) business days of receipt of invoice. Customer shall pay all undisputed amounts in accordance with the payment terms in this Agreement and may withhold payment of the disputed amount for a reasonable time during which the parties shall resolve such dispute.

3.4  TERMINATION FOR CONVENIENCE

Customer may terminate this Agreement (including all Service Option Attachments) or any Service Option Attachment (with the exception of any Service Option Attachment that is a prerequisite for the provision of Services under a non-terminated Service Option Attachment) for convenience by:

a.   providing at least one month's prior written notice to IBM; and

b. paying as an early termination charge for each Service Option Attachment to be terminated, the amount specified in such Service Option Attachment or, if no amount is specified, an amount equal to one months' charges of the applicable monthly recurring charge of such Service Option Attachment. Such termination charges only apply upon early termination of an initial term of any Service Option Attachment and do not apply to any renewal term.

3.5  EFFECT OF TERMINATION

Upon the date of termination for either cause or convenience, all Customer payment obligations accrued hereunder through the date of termination will become due and payable. The termination of selected Service Option Attachments will not affect Customer's obligation to pay charges under other Service Option Attachments.

4.0  CHARGES AND PAYMENT

4.1  CHARGES

Charges for applicable Services will be specified in Service Option Attachments and Order Forms. Charges can be specified as one-time, installment, recurring, or usage. IBM will invoice such Charges when they begin or are due as set forth in Service Option Attachments.

4.2  PAYMENT

IBM invoices will specify the amount due. Notwithstanding the terms on an invoice, payment is due and payable thirty (30) days after your receipt of an invoice from IBM. Customer agrees to pay accordingly, including any late payment fees. Payment will be made in United States dollars.

4.3  TAXES

Customer will pay or provide appropriate exemption documentation for all taxes, duties, levies, and any other fees (except for taxes based upon IBM's net income) related to the Services imposed by any governmental authorities. Charges specified herein (including in an Order Form) are exclusive of any such taxes, duties, levies or fees.

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5.0  WARRANTIES AND DISCLAIMERS

5.1  IBM REPRESENTATIONS AND WARRANTIES IBM REPRESENTS AND WARRANTS THAT:

a. it will perform the Services using commercially reasonable care and skill and in accordance with the applicable Service Option Attachments; and

b. it has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

5.2  EXCLUSIVITY OF WARRANTIES

THE WARRANTIES IN SECTION 5.1 ARE THE EXCLUSIVE WARRANTIES FROM IBM. THEY REPLACE ALL OTHER WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

5.3  SECURITY

a. Customer acknowledges that IBM offers numerous security options, specified in Service Option Attachments. It is the Customer's responsibility to select, on an Order Form, the set of security options that it determines meet Customer's needs. IBM will implement such selected security options as specified in the applicable Service Option Attachment.

b. Customer acknowledges that IBM does not control the transfer of data over telecommunications facilities, including the Internet. IBM does not warrant secure operation of the Services or that it will be able to prevent third party disruptions of the e-business Hosting Environment or Customer Components.

c. Customer agrees that IBM shall have no liability for any provision of security-related services or advice that IBM may voluntarily provide outside the scope of selected Service Option Attachments.

5.4  OTHER DISCLAIMERS

a. IBM does not warrant uninterrupted or error-free operation of any Service or that IBM will correct all defects.

b. IBM does not make any representation or warranty with respect to Customer's responsibilities set forth in Section 10.5.

c. IBM provides Materials, non-IBM products, and non-IBM services WITHOUT WARRANTIES OF ANY KIND. However, non-IBM manufacturers, suppliers, or publishers may provide their own warranties to you.

6.0  CONFIDENTIALITY

Most information exchanged between the parties is non-confidential. Exchange of confidential information by the parties will be governed by the terms and conditions of a separate written Agreement for Exchange of Confidential Exchange ("AECI") executed between the parties in June 2003. With respect to any confidential information contained in or traveling through the e-business Hosting Environment or Customer Components, as is contemplated herein, the provisions of Sections 5, 8, and 9 herein will prevail to the extent of any inconsistent provisions in the confidentiality agreement.

7.0  INDEMNIFICATION

7.1  INDEMNIFICATION BY IBM

If a third party claims that Materials or Base Components IBM provides to Customer infringe that party's patent, copyright, trademark, trade secret, service mark, or mask work right, IBM will defend the Customer and its employees, officers, and directors against that claim at IBM's expense and pay all costs, damages, and reasonable attorneys' fees that a court finally awards (or which IBM agrees in any final settlement), provided that Customer:

a.   promptly notifies IBM in writing of the claim; and

b. allows IBM to control, and cooperates with IBM in, the defense and any related settlement negotiations. If such a claim is made or appears likely to be made, Customer agrees to permit IBM to enable Customer to continue to use the Materials or Base Components, or to modify them, or replace them with non-infringing Materials or Base Components that are at least functionally equivalent. If IBM determines that none of these alternatives is reasonably available, Customer agrees to return the Materials or Base Components (if in Customer's possession) to IBM on IBM's written request. IBM will give Customer a credit equal to the amount Customer paid IBM for the applicable Materials or for use of the applicable Base Components up to a maximum of twelve (12) months of applicable charges. This is IBM's entire obligation to Customer with regard to any claim of infringement. Notwithstanding the foregoing, IBM is not responsible for third party claims to the extent that the infringement is the result of:


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     1.   anything Customer provides which is incorporated into the Materials;

     2.   Customer's modification of the Materials;

     3. the combination, operation, or use of the Materials with any product, data, or apparatus that IBM did not provide; or

     4. non-IBM hardware, software, or data, including those that may be in the Base Components.

7.2  INDEMNIFICATION BY CUSTOMER

a. Customer will defend IBM and its Affiliates and their employees, officers, and directors, at Customer's expense, and pay all costs, damages, and reasonable attorneys' fees that a court finally awards (or which Customer agrees in any final settlement) for any third party claim:

     1. that Content or Customer's use of the Services violates Customer's obligation in Sections 10.2 (b) and 10.4 (b);


     2. that Customer Components infringe that party's patent, copyright, trademark, trade secret, service mark, or mask work right; or

     3. that is brought by a Services Recipient and is related, directly or indirectly, to the Services (excluding claims to the extent they are the responsibility of IBM under Section 7.1, above); or

     4. arising out of or related to a mechanics' lien Customer is required to cancel and discharge pursuant to this Agreement.

b.   For indemnification under this Section 7.2, IBM will:

     1.   promptly notify Customer in writing of the claim; and

     2. allow Customer to control, and will cooperate with Customer in, the defense and any related settlement negotiations.

8.0  LIMITATION OF IBM'S LIABILITY

Circumstances may arise where, because of a default on IBM's part or other liability, Customer is entitled to recover damages from IBM. Regardless of the basis on which Customer is entitled to claim damages from IBM (including fundamental breach, negligence, misrepresentation, or other contract or tort claim), IBM is liable for no more than:

a.   indemnification payments as provided in Section 7.1;

b. damages for bodily injury (including death) and damage to real property and tangible personal property;

c. any damages associated with IBM's infringement or violation of the patent, copyright, trademark, trade secret, service mark, or mask work right rights of Customer; and

d. the amount of any other actual direct damages, up to the greater of $100,000 or the charges paid by Customer to IBM for the Services in the twelve (12) months immediately preceding the accrual of the first claim related to the Services. The foregoing limit also applies to any of IBM's Affiliates and Subcontractors. It is the cumulative maximum for which IBM and its Affiliates and Subcontractors are collectively responsible. Under no circumstances is IBM, its Affiliates or its Subcontractors liable for any of the following:

     1. third party claims against Customer for damages (other than those expressly provided in Subsections 8.0(a) and 8.0(b)); or

     2. loss of, or damage to, Customer's or any other entity's records or data.
8.0 (B) CUSTOMER'S LIABILITY

Circumstances may arise where, because of a default on Customer's part or other liability, IBM is entitled to recover damages from Customer. Regardless of the basis on which IBM is entitled to claim damages from Customer (including fundamental breach, negligence, misrepresentation, or other contract or tort claim), Customer is liable for no more than:

a. any amounts owing to IBM under this Agreement (including amounts owing for Services rendered or services that would have been rendered under this Agreement but for Customer's breach of this Agreement);

b.   indemnification obligations of Customer as provided in Section 7.2;

c. damages for bodily injury (including death) and damage to real property and tangible personal property;

d. any damages associated with Customer's infringement or violation of the patent, or copyright, trademark, trade secret, service mark, or mask work rights of IBM or its Affiliates; and

e. the amount of any other actual direct damages up to the greater of US$100,000 or the charges paid by Customer to IBM for the Services in the twelve (12) months immediately preceding the accrual of the first claim related to the Services.

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The foregoing limit also applies to any of Customer's Affiliates. This Section
8.0(B) is the cumulative maximum for which Customer and its Affiliates are collectively responsible. Under no circumstances is Customer or its Affiliates liable for any of the following:

     (i) third party claims against IBM for damages (other than those expressly provided in clauses (b) and (c) of this subparagraph (B); or

     (ii) loss of, or damage to, IBM's records or data.

9.0 DISCLAIMER OF CONSEQUENTIAL DAMAGES

Except for damages for which the Customer is liable as set forth in Section 8.0(B)(d), in no event will either party be liable to the other for special, incidental, or indirect damages or for any consequential damages (including lost profits or savings), even if they are informed of the possibility; provided that this Section 9 does not apply to Customer's failure to pay any amounts owing to IBM under this Agreement (including amounts owing for Services that would have been rendered but for Customer's breach of this Agreement).

10.0 OTHER CUSTOMER OBLIGATIONS

10.1 SERVICES SUPPORT

Customer will comply with its responsibilities to support the Services as specified in applicable Attachments. Such obligations are to be performed at no charge to IBM.

10.2 REPRESENTATIONS AND WARRANTIES

Customer represents and warrants that:

a. it has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; Customer has no contractual or other obligation that (i) restricts or prohibits Customer's execution or performance of this Agreement, or (ii) Customer will breach in connection with the execution or performance of this Agreement; and

b. its use of the Services and all Content will comply with the Acceptable Use Policy.

10.3 SUSPECTED VIOLATIONS

IBM reserves the right to investigate potential violations of the representations and warranties in Subsection 10.2(b). If IBM reasonably determines that a breach of any such warranty has occurred, then IBM may, in its sole discretion:

a.   restrict Customer's access to the Services;

b.   remove or require removal of any offending Content;

c.   terminate this Agreement for cause; and/or

d.   exercise other rights and remedies, at law or in equity.

Before undertaking the activities in Subsection 10.3(a), 10.3 (b) or 10.3(c), IBM will provide Customer with ten (10) days advance written notice to cure such material breach, containing a reasonably detailed description of the specific nature of the breach, unless IBM is required by law to act sooner and/or without notice. Nonetheless, if IBM reasonably determines that an emergency exists, IBM will provide Customer with twenty-four (24) hours notice to cure such material breach and both parties shall work together in good faith to cure such material breach. After receipt of such notice to cure such material breach, if such breach is not cured during the ten (10) day cure period or, if an emergency, the twenty-four (24) period, then IBM may, in its sole discretion immediately take any or all of the actions in Subsection 10.3(a), 10.3(b) or 10.3(c). IBM will attempt to notify Customer by any reasonable practical means under the circumstances, such as, without limitation, by telephone or e-mail.

Customer will promptly notify IBM of any event or circumstance related to this Agreement, Customer's use of the Services, or Content of which Customer becomes aware that could lead to a claim or demand against IBM and Customer will provide all relevant information relating to such event or circumstance to IBM at IBM's request.

10.4 CUSTOMER COMPONENTS

a. Customer (or its Affiliates or third parties) retains all right, title, and interest or license in and to the Customer Components.

b. Customer hereby grants to IBM, its Affiliates and Subcontractors all rights and licenses to, or agrees to promptly obtain and keep in effect Required Consents for all Customer Components, necessary for IBM to perform all of its obligations as set forth in this Agreement. Upon request, Customer will provide to IBM evidence of any such rights, licenses, or Required Consents. IBM will be relieved of its obligations to the extent that they are affected by Customer's failure to promptly obtain and provide to IBM any such rights, licenses, or Required Consents. IBM will adhere to reasonable terms and conditions pertaining to Customer Components as notified in writing to IBM.

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c.   IBM agrees not to remove or alter any copyright or other proprietary notice on or in any Customer Component without Customer's consent.

10.5 CAPACITY PLANNING

Customer acknowledges it is its responsibility to determine whether the Services, e-business Hosting Environment, Customer Components and their combination will meet Customer's capacity, performance, or scalability needs. Customer is responsible for planning for and requesting changes to the e-business Hosting Environment, including any additional capacity required to support anticipated peaks in demand that may significantly increase Web site hits, transaction volumes, or otherwise increase system resource utilization.

10.6 CONTENT

Customer is solely responsible for:

a. all Content including, without limitation, its selection, creation, design, licensing, installation, accuracy, maintenance, testing, backup and support;

b. all copyright, patent and trademark clearances in all applicable jurisdictions and usage agreements for any and all Content;

c.   the selection of controls on the access and use of Content; and

d. the selection, management and use of any public and private keys and digital certificates it may use with the Services.

11.0 OTHER LICENSE AND RIGHTS

11.1 LICENSE FOR BASE COMPONENTS

a. IBM (or its Affiliates or subcontractors) retains all right, title, and interest in Base Components.

b. IBM grants Customer a nonexclusive, nontransferable, revocable license to access and use the Base Components solely in connection with the Services as provided under this Agreement. Customer agrees not to download or otherwise copy, reverse assemble, reverse compile, decompile, or otherwise translate the software portions of the Base Components, other than to make one copy for backup purposes.

c. If IBM provides as a Base Component a Microsoft Corporation product, the terms and conditions of the Microsoft Customer License Terms will also apply for such products. Such Terms are located on the Internet at http://www-3.ibm.com/services/e-business/hosting/microsoftlicense.html.

d. Customer agrees not to remove or alter any copyright or other proprietary notice on or in any Base Component without IBM's consent.

11.2 NO SALE OR LEASE OF GOODS

As between Customer and IBM, IBM retains all right, title and interest in the Base Components. No goods are sold or leased by IBM under this Agreement. If Customer desires to purchase or lease goods from IBM, such purchase or lease will be governed by a separate mutually acceptable written agreement between Customer and IBM or an IBM Affiliate.

11.3 NO LEASE OF REAL PROPERTY

This Agreement is a services agreement and not a lease of any real property.

12.0 CHANGES

12.1 SERVICES

IBM, in its reasonable discretion, may change the prices, terms and conditions of applicable Attachments, upon at least ninety (90) days prior notice to Customer. Such changes are not retroactive and will apply on the effective date of a new order or renewal unless such change was the result of:

a.   law, regulation, or similar governmental action;

b.   a ruling by a court of competent jurisdiction; or

c. changes in the method of service delivery that affect similar IBM e-business hosting customers.

Changes as a result of a, b, or c above will be effective on the date IBM specified in the notice. Any changes in price as a result of a, b or c above will apply on the effective date of a new order or renewal.

12.2 ACCEPTABLE USE POLICY

IBM, in its reasonable discretion, may modify the Acceptable Use Policy upon thirty (30) days' notice to Customer. Except when such modification is required by law, regulation, or similar governmental action, or a ruling by a court of

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competent jurisdiction, Customer may terminate this Agreement (or the affected
Service Option Attachments) without the payment of termination charges if such modification has an adverse effect on the Customer's use of the Services and Customer gives IBM notice within ninety (90) days of the effective date of the modification.

12.3 AMENDMENTS

Except for changes pursuant to Sections 12.1 and 12.2, this Agreement may be amended only by a writing signed by authorized representatives of both parties.

13.0 GENERAL

13.1 HEADINGS

The headings of the various sections of this Agreement have been inserted for convenience only and shall not affect the interpretation of this Agreement.

13.2 SURVIVAL

Any of these terms and conditions which by their nature extend beyond the Agreement termination or expiration remain in effect until fulfilled, including, without limitation, Sections 3.5, 4, 5, 6, 7, 8, 9, 10.2, 10.3, 10.6, 11.2,
11.3, and 13, and apply to both Customer's and IBM's respective successors and assignees.

13.3 CHOICE OF LAW

This Agreement will be governed by the substantive laws of the State of New York, without regard for its conflict of laws provisions.

13.4 WAIVER OF JURY TRIAL

The parties waive any right to a jury trial in any proceeding arising out of or related to this Agreement.

13.5 SEVERABILITY

If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall in no way be affected or impaired thereby, so long as the remaining provisions of this Agreement still express the original intent of the parties. If the original intent of the parties can not be preserved, this Agreement shall either be renegotiated or terminated.

13.6 PUBLICITY AND TRADEMARKS

Neither party grants the other the right to use its or any of its Affiliates' trademarks, trade names, or other designations in any promotion, publication, or Web site without prior written consent. Except as may be required by law or as may be required by IBM to perform the Services, neither party may disclose to any third party the terms and conditions of this Agreement, without prior written consent.

13.7 NO THIRD-PARTY BENEFICIARIES

Except as expressly provided in Section 7, this Agreement does not create any intended third party beneficiary rights.

13.8 PERSONNEL

Each party is responsible for the supervision, direction, and control of its respective personnel. IBM reserves the right to determine the assignment of its personnel. IBM may subcontract portions of the Services to Subcontractors and Affiliates selected by IBM.

13.9 NO AGENCY

This Agreement does not create an agency, joint venture, or partnership between the parties.

13.10 ASSIGNMENT

Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other. Any attempt to do so is void. Neither party will unreasonably withhold such consent. The assignment of this Agreement, in whole or in part, to any Affiliates in the United States or to a successor organization by merger or acquisition does not require the consent of the other. IBM is also permitted to assign its rights to payments under this Agreement without obtaining Customer's consent. It is not considered an assignment for IBM to divest a portion of its business in a manner that similarly affects all of its customers.

13.11 NO RESALE

Customer shall not resell the Services, in whole or in part. This does not prevent Customer from making its hosted Content, application and/or data base services available to Customer's end users via the internet for a monetary fee.

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13.12 RISK OF LOSS

Risk of loss for all Base Components shall at all times remain with IBM. Risk of loss for all Customer Components shall at all times remain with Customer.

13.13 FORCE MAJEURE

Except for payment obligations hereunder, neither party is responsible to fulfill its obligations to the extent due to similar events beyond its reasonable control, including, but not limited to: terrorism, act(s) of war, natural disasters; government, political, or other regulatory actions or court orders; strikes or labor disputes; acts of civil disobedience.

13.14 ACTIONS PERIOD

Neither party will bring a legal action related to this Agreement more than two years after the cause of action accrued.

13.15 WAIVER

The failure of one party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver, nor shall it deprive that party of the right to insist later on adherence thereto. Any waiver must be in writing and signed by an authorized representative of the waiving party.

13.16 FREEDOM OF ACTION

Each party is free to enter into similar agreements with others.

13.17 LIMITATION OF LICENSES

Each of us grants only the licenses or rights expressly specified herein. No other licenses or rights (including licenses or rights under patents) are granted, either directly, by implication, estoppel, or otherwise.

13.18 DATA PROTECTION

Customer agrees to allow IBM and its Affiliates to store and use Customer's contact information, including names, phone numbers, and e-mail addresses, anywhere they do business. Such information will be processed and used in connection with our business relationship, and may be provided to contractors, Business Partners (certain organizations who have signed agreements with IBM to promote, market, and support certain products and services), and assignees of IBM and Affiliates for uses consistent with their collective business activities, including communicating with Customer (for example, for processing orders, for promotions, and for marketing research). For personal information processed by IBM on Customer's behalf as part of the Services, IBM will act in accordance with Customer's instructions by following such processing and security obligations as are contained in this Agreement. Customer also confirms that Customer is solely responsible for ensuring that any processing and security obligations comply with applicable data protection laws. Customer's contact information shall not be considered personal information processed on Customer's behalf.

13.19 GEOGRAPHIC SCOPE

Although it is possible that Services Recipients outside of the United States of America may access Customer's Web site, IBM's delivery of the Services will only occur within the United States of America, and IBM's obligations hereunder are valid only in the United States of America.

13.20 NOTICES

Any notices required or permitted hereunder will be effective upon receipt and will be personally delivered; mailed via the postal service; or sent by reliable overnight courier. Except for notices under Section 10.3, all notices will be in writing and addressed to the applicable party's designated representative at the address specified in this Agreement. Except as to notices permitted or required under Sections 3 or 7, the parties agree that electronic mail messages sent between them using security procedures sufficient to reasonably authenticate them will be deemed writings. In addition, IBM may provide notice under Section
12.2 by a posting to the Web site identified in Section 1.0 (a).

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Customer and IBM agree that this Agreement, including these Base Terms and applicable Attachments and Order Forms, is the complete agreement between the parties relating to the subject matter hereof. This Agreement replaces and supersedes any other prior or contemporaneous agreements or communications between the parties related to the subject matter hereof.

Agreed and Accepted:

RECRUITSOFT, INC.                                INTERNATIONAL BUSINESS MACHINES
                                                 CORPORATION

By: /s/ Jean Lavigueur                           By: /s/ Justin Golden
    -------------------------------------            ---------------------------
         Customer Authorized Signature                   Authorized Signature

Jean Lavigueur                  6/30/2003        Justin J. Golden        6/30/03
-----------------------------------------        -------------------------------
Name (type or print)              Date           Name (type or print)      Date

CFO                                              Sales Manager
-----------------------------------------        -------------------------------
Title                                            Title

Customer number:                                 Agreement number:
Customer address:
Recruitsoft, Inc.
182 Second Street
San Francisco, CA 94105

                                                 Engagement number:
                                                 IBM contract representative:
                                                 IBM Services identifier: USFV5

After signing, please return a copy of this Agreement to the following address:

IBM Global Services, Harborview Plaza, 3031 North Rocky Point Drive West, Tampa, FL 33607 Attention: Order Fulfillment Services